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                                                                    Exhibit 10.2

                           METRETEK TECHNOLOGIES, INC.

             SUMMARY SHEET OF COMPENSATION OF NON-EMPLOYEE DIRECTORS
                            (EFFECTIVE APRIL 1, 2005)

Cash Retainer:                  $2,500 per month

Stock Options upon Initial      5,000 shares of Common Stock
Election or Appointment:

Annual Stock Options:           Granted annually on the date of the Annual
                                  Meeting of Stockholders

                                Non-qualified stock options

                                Number of shares of Common Stock subject to the
                                  options equals the Annual Cash Retainer
                                  divided by the Exercise Price

                                The Exercise Price is equal to the fair market
                                  value of the Common Stock on the date of grant (based upon the last sale price of the Common Stock on such date as reported on the principal stock exchange or stock market on which the Common Stock is then listed or traded, or if not so listed or traded, as reported on the OTC Bulletin Board)

                               Term is 10 years, subject to earlier termination
                                  upon death, disability or termination of service (in which event the term continues for one year after termination for each year of services on the Board)

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